EXECUTION COPY

	SECOND AMENDMENT dated as of March 9, 1999 (this "Amendment"), to the Credit Agreement dated as of February 10, 1998, as amended by the First Amendment dated as of February 8, 1999, (the "Credit Agreement"), among NORTHEAST UTILITIES, an unincorporated business association organized under the laws of the commonwealth of Massachusetts (the "Borrower"), the Lenders from time to time party thereto, and TORONTO DOMINION (TEXAS), INC., as Administrative Agent (the "Administrative Agent") for the Lenders.

The Borrower has requested that the Credit Agreement be further amended as set forth herein and the Lenders are willing so to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Extension. The Lenders hereby agree to extend the Termination Date, as defined in Section 1.01 of the Credit Agreement, to September 9, 1999.

SECTION 2. Amendments to the Credit Agreement. (a) The definition of "Existing Credit Agreement" in Section 1.01 of the Credit Agreement is hereby replaced in its entirety by the following:

"'Existing Credit Agreement' means the Credit Agreement dated as of November 21, 1996, among the Borrower, CL&P, WMECO, the Banks party thereto, Citicorp Securities Inc., Toronto Dominion Securities (USA) Inc., Fleet National Bank and Citibank, N.A. described on Schedule IV hereto as amended, modified or supplemented to the date hereof, and as amended by the Third Amendment and Waiver dated as of March 3, 1999 among the Borrower, CL&P and WMECO, the Lenders named therein and Citibank, N.A., together in each case with all "Notes" issued and "Advances" made thereunder."

The Third Amendment and Waiver dated as of March 3, 1999 is attached as Exhibit A hereto.

(b) The definition of "Consolidated Operating Income" in Section 1.01 of the Credit Agreement is hereby amended by deleting clause (i) thereof and substituting therefor the following:

"(i) increased by the amount of income taxes accrued less the amount of income taxes paid by such Borrower and its Subsidiaries during such period, if and to the extent deducted in the computation of such Borrower's and its Subsidiaries' consolidated operating income for such period; provided, however, that income taxes paid shall be excluded from this computation to the extent that they represent taxes paid on or in respect of amounts realized from the sale of generating assets auctioned or sold which have not been or will not be reflected a revenues in the income statements of such Borrower or its Subsidiaries."

(c) Section 7.01(j) of the Credit Agreement is hereby amended by deleting the last sentence thereof and substituting therefor the following:

"All such assets and properties are free and clear of any Lien, other than Liens permitted under, or, as to any Principal Subsidiary of the Borrower, of the sort or type permitted under, Section 7.02(a) hereof."

(d) Section 7.03(a) of the Credit Agreement is hereby replaced in its entirety by the following:

"(a) Common Equity Ratio. Maintain at all times a ratio of Common Equity to Total Capitalization of not less than 0.31 : 1.00."

(e) Section 7.03(b) of the Credit Agreement is hereby replaced in its entirety by the following:

"(b) Interest Coverage Ratio. Maintain a ratio of Consolidated Operating Income to Consolidated Interest Expense of not less than the amount set forth below as of the end of each Fiscal Quarter for the period of four Fiscal Quarters then ended in each corresponding period set forth below.

   Period					   Ratio
1/1/99 through 3/31/99		2.00 : 1.00
4/1/99 through 9/30/99		1.75 : 1.00
10/1/99 and thereafter		2.00 : 1.00"

(f) Section 8.02 of the Credit Agreement is amended by deleting the second proviso thereto in its entirety and substituting therefor the following:

"and provided further, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code or an Event of Default under clause (k) of Section 8.01 with respect to clauses (o), (p) or (q) of Section 8.01 of the Existing Credit Agreement, (A) the obligation of each Lender to make Advances to the Borrower shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower."

SECTION 3. Fees. (a) On the Effective Date (as defined below), the Borrower shall pay a fee to each Lender equal to 0.50% of the aggregate amount of such Lender's Commitment as of the Effective Date.

SECTION 4. Conditions to Effectiveness. This Amendment shall become effective on the date (the "Effective Date") that:

(a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and Lenders; and

(b) the Administrative Agent shall have received all fees required to be paid on the Effective Date pursuant to Section 3 hereof and all other fees and other amounts due and payable by the Borrower on or prior to the Effective Date.

SECTION 5. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Borrower under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. Any default under this Amendment shall constitute an Event of Default under the Credit Agreement. This Amendment shall constitute a "Loan Document" under the Credit Agreement.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 7. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8. Expenses. The Borrower agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

SECTION 9.  Limitation of Liability.   No shareholder or trustee of NU shall
be held to any liability whatever for the payment of any sum of money or for damages or otherwise under this Amendment, and this Amendment shall not be enforceable against any such trustee in their or his or her individual capacities or capacity and this Amendment shall be enforceable against the trustees of NU only as such, and every person, firm, association, trust or corporation having any claim or demand arising under this Amendment and relating to NU, its shareholders or trustees shall look solely to the trust estate of NU for the payment or satisfaction thereof.

SECTION 10. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.


IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.


NORTHEAST UTILITIES,

  by
  	Name:/s/Randy A. Shoop
Title:Assistant Treasurer


TORONTO DOMINION (TEXAS) INC., as Administrative Agent,

  by
Name:	/s/Alva J. Jones
Title:	Vice President


THE TORONTO-DOMINION BANK,

by
Name: /s/Alva J. Jones
Title:	Manager of Credit Administration